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                                                                      Exhibit 16



            [DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP LETTERHEAD]




Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

We were previously principal accountants for First American Bancorp and on January 12, 1996, we reported on the consolidated financial statements of First American Bancorp and Subsidiary as of and for the two years ended December 31, 1995. On August 27, 1996, we were dismissed as principal accountants of First American Bancorp. We have read First American Bancorp's statements included under Item 4 of its Form 8-K for August 28, 1996, and we agree with such statements.

                                 Very truly yours,

                                 /s/ DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP
                                 ---------------------------------------------
                                     DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP
                                            Certified Public Accountants



Birmingham, Alabama
August 28, 1996



    ASSOCIATED OFFICES IN PRINCIPAL CITIES OF THE UNITED STATES AND CANADA